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                                                                       EXHIBIT 5
                           [FOWLER, WHITE LETTERHEAD]





                               November 18, 1997


Gulf West Banks, Inc.
425 22nd Avenue North
St. Petersburg, Florida 33704

         Re:     Registration Statement on Form S-4

Gentlemen:

         This opinion is given to you in connection with the filing by Gulf West Banks, Inc., a Florida corporation (the "Corporation"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement on Form S-4 (the "Registration Statement") with respect to 1,950,000 shares of the common stock, $1.00 par value per share, of the Corporation (the "Shares") to be issued to the shareholders of Citizens National Bank and Trust Company ("Citizens") pursuant to the Amended and Restated Agreement and Plan of Merger by and among Mercantile Bank, a Florida banking corporation, and Citizens, dated October 16, 1997 (the "Merger Agreement"). As counsel for the Corporation, we have examined the relevant corporate documents incident to the giving of this opinion.

         Based on the foregoing, we are of the opinion that the Corporation has taken all necessary and required corporate action in connection with the proposed issuance of the Shares, and that at and after the effective time, as defined in the Merger Agreement, the Shares, when issued and delivered in accordance with the terms of the Merger Agreement will be legally issued, fully paid and non-assessable.

         We hereby consent to be named in the Registration Statement and the prospectus part thereof as attorneys who will pass upon legal matters in connection with the Shares and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/   Fowler, White, Gillen, Boggs,
                                              Villareal and Banker, P.A.

                                        FOWLER, WHITE, GILLEN, BOGGS,
                                        VILLAREAL AND BANKER, P.A.